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                                                                   Exhibit 10.27

                                HEARTWARE LIMITED

15 December 2004

Mr Robert Thomas
C/- HeartWare Inc
3351 Executive Way Miramar
Florida 33025
UNITED STATES

Dear Mr Thomas

APPOINTMENT TO THE BOARD OF HEARTWARE LIMITED

I refer to our letter dated 28 October 2004 regarding your acceptance to act as a Director of Investment Company of the West Limited (to be renamed HeartWare Limited).

As you know, HeartWare Inc will no longer conduct a back-door listing through Investment Company of the West Limited. Instead, it will pursue a front-door listing through a new company to be named HeartWare Limited (Company).

I would be delighted if you could confirm your acceptance to join the Board of the Company as a non-executive Director. By signing and returning the ENCLOSED copy of this letter, you agree to be bound by the terms of this letter.

This letter and the terms of your appointment are subject to the provisions of the Company's Constitution and policies (with which you have been or will be provided as they are adopted by the Board) and any applicable law, including the ASX Listing Rules.

1    TERM OF APPOINTMENT

     Your appointment to the Board will be subject to formal shareholder election at the next annual general meeting.

     You may need to retire from office and submit to re-election from time to time as required by the Company's Constitution.

     Notwithstanding any other provisions of this letter, the Company is entitled to terminate your appointment, and you are entitled to resign your appointment, in accordance with the provisions of the Company's Constitution, the ASX Listing Rules or the provisions of any applicable law.

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15 December 2004
Mr Robert Thomas

APPOINTMENT TO BOARD OF HEARTWARE LIMITED

2    OBLIGATIONS AND RESPONSIBILITIES

     During the period of your appointment, you are required to comply with all of the Board's and applicable committee charters, policies, codes and procedures as then in force, as well as such other requirements or policies as the Board may from time to time specify (CORPORATE GOVERNANCE POLICIES). Any new policies or amendments to policies will be provided to you.

     You will at all times act in the best interests of the Company and are expected to carry out your duties in accordance with legal standards and standards of good corporate governance. It is expected that you will devote sufficient time to be fully prepared for all meetings.

     You will also be required to undertake any special duties or arrangements, having regard to your particular skills and experience, as agreed with the Board from time to time.

3    POWERS OF DIRECTORS

     During your term as Director of the Company and subject to the Company's Constitution, the ASX Listing Rules or provisions of any applicable law, you acknowledge that:

     (a) the business of the Company is to be managed by or under the direction of the Board; and

     (b) the Directors may exercise all of the powers of the Company, except those powers required to be exercised by the Company in a general meeting.

4    MEETINGS

     As a Director, you will perform the duties normally attendant to that office, including (without limitation) attending scheduled and special Board meetings.

     During your appointment as a Director of the Company, you will also be expected to attend shareholders' meetings of the Company.

     The dates and details of these meetings will be notified to you in advance, in accordance with the procedures adopted by the Board. Papers to be considered at meetings will be distributed to Directors well in advance of meetings to enable a sufficient time to review papers prior to the meetings.

5    COMMITTEES

     You may be appointed to act as a member or chairperson of one or more Board Committees by the Board.


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15 December 2004
Mr Robert Thomas

APPOINTMENT TO BOARD OF HEARTWARE LIMITED

     From time to time ad hoc committees may be formed to consider particular items. All non-executive Directors are entitled to attend meetings of Board Committees by standing invitation.

6    REMUNERATION

     You will be paid an annual Director's fee of A$60,000 for your role and services as a Director of the Company.

     In addition to your Director's fees, the Company will pay compulsory superannuation contribution to the superannuation fund of your choice.

     If you do not nominate a fund, the Company will pay the compulsory superannuation contribution (plus any additional amount that you elect) to a fund selected by the Company on your behalf.

     If you wish to change that fund or if you wish to have any additional amounts contributed towards your superannuation fund out of your Directors fees, please inform the Company Secretary to make the appropriate arrangements.

     You will also be eligible for Director options on the following basis.

     (a) 200,000 Director options will vest to you on the first anniversary of the date that the Company is re-listed on the ASX (LISTING DATE), provided you are still a Director of the Company at that date. Those options will each be exercisable for one ordinary share in the Company for up to five years from the Listing Date (EXERCISE DATE), at a strike price which is a 20% premium to the price per share in the capital raising (IPO PRICE);

     (b) a further 200,000 Director options will vest to you on the second anniversary of the Listing Date provided you are still a Director of the Company at that date. This tranche of options will each be exercisable for one ordinary share in the Company at any time up to the Exercise Date, at a strike price which is a 100% premium to the IPO Price; and

     (c) a final 100,000 Director options will vest to you on the third anniversary of the Listing Date provided you are still a Director of the Company at that date. This tranche of options will each be exercisable for one ordinary share in the Company at any time up to the Exercise Date, at a strike price which is a 200% premium to the IPO Price.

     Further details of this plan are set out in the ENCLOSED incentive Options Plan.

7    EXPENSES


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15 December 2004
Mr Robert Thomas

APPOINTMENT TO BOARD OF HEARTWARE LIMITED

     You will be reimbursed for all reasonable out of pocket expenses incurred in carrying out your duties as a Director of the Company. These expenses will be reimbursed in accordance with the procedures adopted by the Board from time to time.

8    OTHER DIRECTORSHIPS AND BUSINESS INTERESTS

     You have provided the Company with details of your directorships with other companies or organisations, your business and other interests and an indication of the time involved in each case. You have confirmed that these other commitments will not affect your ability to perform or discharge your responsibilities as a Director of the Company. You will not accept any other directorships of public or other companies if they will affect your ability to perform or discharge your responsibilities as a Director of the Company.

     Directors are expected not to seek any appointments or offers of employment that conflict with their position as Director with the Company or could reasonably be perceived to interfere materially with the exercise of their unfettered and independent judgment.

     You must keep the Board advised on an ongoing basis of any interests that conflict with, or could reasonably be perceived to interfere materially with, the exercise of your unfettered and independent judgement.

     These disclosure obligations are ongoing obligations.

9    DEED OF INDEMNITY, ACCESS AND INSURANCE

     ENCLOSED are two copies (executed by the Company) of the Deed of Indemnity Access and Insurance for your execution. It is noted that you have taken independent legal advice on that Deed. Please execute and return one copy with the signed copy of this letter.

10   FELLOW DIRECTORS

     Full details of your fellow Board members will be provided to you.

     Your contact details are recorded as disclosed by you to the Company. Please ensure that any alterations are promptly notified to the Company Secretary.

11   INDUCTION TRAINING AND CONTINUING EDUCATION ARRANGEMENT

     The Company expects its Directors to educate themselves on an ongoing basis to ensure that they may appropriately and effectively perform their duties. Visits to operations of the Company when appropriate and briefings from executives will be arranged.

12   GOVERNING LAW

     This letter agreement is governed by the laws of New South Wales.


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15 December 2004
Mr Robert Thomas

APPOINTMENT TO BOARD OF HEARTWARE LIMITED

Please confirm your agreement to act as a Director of the Company on the terms set out above by signing and returning to me the enclosed copy of this letter.

Yours sincerely


-------------------------------------
SETH HARRISON
Chairman, HeartWare Inc

I, Robert Thomas consent to act as a Director of HeartWare Limited on the terms set out in this letter.


/S/ Robert Thomas                       16-12-2004
-------------------------------------   Date
(Signature)


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